EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
Media Contacts:
Giovanna Falbo, Giovanna.Falbo@aexp.com, +1.212.640.0327
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Michelle A. Scianni, Michelle.A.Scianni@aexp.com, +1.212.640.5574

AMERICAN EXPRESS ANNOUNCES RECORD FULL-YEAR 2023 REVENUE OF $60.5 BILLION, UP 14% ON A REPORTED BASIS AND 15% ON AN FX-ADJUSTED BASIS

FULL-YEAR EARNINGS PER SHARE INCREASED 14% TO $11.21

FULL-YEAR 2024 GUIDANCE FOR REVENUE GROWTH OF 9% TO 11% AND EPS OF $12.65 TO $13.15

COMPANY PLANS TO INCREASE QUARTERLY DIVIDEND BY 17% TO $0.70 PER COMMON SHARE

($ in millions, except per share amounts, and where indicated)

	Quarters Ended December 31,		Percentage Inc/(Dec)	Years Ended December 31,		Percentage Inc/(Dec)
	2023	2022		2023	2022
Billed Business (Billions)	$379.8	$357.4	6%	$1,459.6	$1,338.3	9%
Total Revenues Net of Interest Expense	$15,799	$14,176	11%	$60,515	$52,862	14%
FX-adjusted [1]		$14,225	11%		$52,833	15%
Total Provisions for Credit Losses	$1,437	$1,027	40%	$4,923	$2,182	#
Net Income	$1,933	$1,572	23%	$8,374	$7,514	11%
Diluted Earnings Per Common Share [2]	$2.62	$2.07	27%	$11.21	$9.85	14%
Average Diluted Common Shares Outstanding	726	746	(3)%	736	752	(2)%

# - Denotes a variance of 100 percent or more.
New York – January 26, 2024 – American Express Company (NYSE: AXP) today reported full-year net income of $8.4 billion, or $11.21 per share, compared with net income of $7.5 billion, or $9.85 per share, a year ago.
“We delivered record revenues and profits in 2023, building on the momentum we’ve achieved since we announced our growth plan in January 2022,” said Stephen J. Squeri, Chairman and Chief Executive Officer. “We continued to drive strong customer engagement, and demand for our premium products remained robust. We added 12.2 million new proprietary cards in the year, bringing the total number of cards-in-force issued on our global network to over 140 million.
“Looking back over the two years since we announced our growth plan, I’m pleased to say that we have achieved what we set out to do, and we are ahead of where we thought we’d be on our journey. Since January 2022, we’ve grown revenues by more than 40 percent, from $42 billion to $61 billion, and Card Member spending has increased by 37 percent on an FX-adjusted basis to $1.5 trillion, an all-time high. These strong results demonstrate the strength of our premium customer base and the tremendous earnings power of our business model. The growth that we’ve been generating has enabled us to continue making investments to drive revenues and significantly expand the scale of our business, while effectively managing our expenses.
“Based on the momentum in our business, we are providing full-year 2024 guidance for revenue growth of 9 percent to 11 percent and EPS of $12.65 to $13.15. Looking ahead, we continue to run the business with a focus on our aspiration of revenue growth of 10 percent plus and mid-teens EPS growth.”
Consolidated total revenues net of interest expense for the full year were $60.5 billion, up 14 percent (15 percent FX-adjusted) from $52.9 billion a year ago. The increase was driven by higher net interest income and increased Card Member spending.
Credit metrics remained strong during the year, with net write-off and delinquency rates for total Card Member loans and receivables below pre-pandemic levels. Consolidated provisions for credit losses for the full year were $4.9 billion, compared with $2.2 billion a year ago. The increase reflected higher net write-offs and a net reserve build of $1.4 billion, compared with a reserve build of $617 million a year ago.
Consolidated expenses for the full year were $45.1 billion, up 10 percent from $41.1 billion a year ago. The increase primarily reflected higher customer engagement costs, which were driven by higher Card Member spending and increased usage of travel-related benefits, partially offset by lower marketing expenses. Operating expenses also increased, primarily driven by increased compensation costs.
The consolidated effective tax rate for the full year was 20.3 percent, down from 21.6 percent a year ago, primarily reflecting changes in the geographic mix of income.
Planned Dividend Increase
The company plans to increase the regular quarterly dividend on its common shares outstanding by 17 percent, from $0.60 to $0.70 per share, beginning with the first quarter 2024 dividend declaration.
Fourth-Quarter 2023 Results
For the fourth quarter of 2023, the company reported net income of $1.9 billion, or $2.62 per share, compared with net income of $1.6 billion, or $2.07 per share, a year ago.
Fourth-quarter consolidated total revenues net of interest expense were $15.8 billion, up 11 percent from $14.2 billion a year ago. The increase was primarily driven by higher net interest income and increased Card Member spending.
Consolidated provisions for credit losses were $1.4 billion, compared with $1 billion a year ago. The increase reflected higher net write-offs, partially offset by a lower net reserve build of $400 million, compared with a reserve build of $492 million a year ago.
Consolidated expenses were $11.9 billion, up 5 percent from $11.3 billion a year ago. The increase primarily reflected higher customer engagement costs, which were driven by higher Card Member spending and increased usage of travel-related benefits, partially offset by lower marketing expenses. Operating expenses also increased, driven in part by the impact of the devaluation of the Argentine peso and increased compensation costs; the prior year included higher net losses on Amex Ventures investments.
The consolidated effective tax rate was 23.0 percent, up from 16.0 percent a year ago, primarily reflecting discrete tax benefits in the prior year.

U.S. Consumer Services reported fourth-quarter pretax income of $1.5 billion, compared with $1.3 billion a year ago.
Total revenues net of interest expense were $7.4 billion, up 13 percent from $6.5 billion a year ago. The increase was primarily driven by higher net interest income and increased Card Member spending.
Provisions for credit losses were $860 million, compared with $542 million a year ago. The increase reflected higher net write-offs and a higher reserve build of $289 million, compared with a reserve build of $269 million a year ago.
Total expenses were $5.1 billion, up 8 percent from $4.7 billion a year ago, primarily reflecting higher customer engagement costs, which were driven by higher Card Member spending and increased usage of travel-related benefits, partially offset by lower marketing expenses.
Commercial Services reported fourth-quarter pretax income of $666 million, compared with $547 million a year ago.
Total revenues net of interest expense were $3.8 billion, up 7 percent from $3.6 billion a year ago. The increase was primarily driven by higher net interest income.
Provisions for credit losses were $368 million, compared with $271 million a year ago. The increase reflected higher net write-offs, partially offset by a lower net reserve build of $98 million, compared with a reserve build of $135 million a year ago.
Total expenses were $2.8 billion, up 1 percent compared to a year ago, reflecting higher operating expenses, primarily driven by higher service costs.
International Card Services reported fourth-quarter pretax income of $144 million, compared with a pretax loss of $15 million a year ago.
Total revenues net of interest expense were $2.7 billion, up 12 percent (9 percent FX-adjusted) from $2.4 billion a year ago. The increase was primarily driven by increased Card Member spending and higher card fee revenue.
Provisions for credit losses were $194 million, compared with $210 million a year ago. The decrease reflected a lower net reserve build of $14 million in the current quarter, compared with a reserve build of $87 million a year ago, partially offset by higher net write-offs.
Total expenses were $2.4 billion, up 6 percent from $2.2 billion a year ago, primarily reflecting higher customer engagement costs, driven by higher Card Member spending and increased usage of travel-related benefits.
Global Merchant and Network Services reported fourth-quarter pretax income of $822 million, compared with $691 million a year ago.
Total revenues net of interest expense were $1.9 billion, up 10 percent from $1.8 billion a year ago, primarily reflecting higher merchant-related revenues.
Total expenses were $1.1 billion, up 4 percent compared to a year ago, primarily reflecting a reserve build associated with a merchant exposure for Card Member purchases.
Corporate and Other reported a fourth-quarter pretax loss of $589 million, compared with a pretax loss of $638 million a year ago.

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1	As used in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for current period apply to the corresponding prior-year period against which such results are being compared). FX-adjusted revenues is a non-GAAP measure. The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.
2	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards of $14 million and $12 million for the three months ended December 31, 2023 and 2022, respectively, and $64 million and $57 million for the years ended December 31, 2023 and 2022, respectively, and (ii) dividends on preferred shares of $15 million and $14 million for the three months ended December 31, 2023 and 2022, respectively, and $58 million and $57 million for the years ended December 31, 2023 and 2022, respectively.
As used in this release:
•Card Member spending (billed business) represents transaction volumes, including cash advances, on payment products issued by American Express.
•Customer engagement costs represent the aggregate of Card Member rewards, business development, Card Member services, and marketing expenses.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net. Operating expenses for our reportable segments reflect both costs incurred directly within each segment, as well as allocated service costs, which primarily reflect salaries and benefits associated with our technology and customer servicing groups, and overhead expenses.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.

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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, X.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate sustainability information: personal cards, business cards and services, travel services, gift cards, prepaid cards, merchant services, Accertify, Business Blueprint, Resy, corporate card, business travel, diversity and inclusion, corporate sustainability and Environmental, Social, and Governance reports.
Source: American Express Company
Location: Global

This earnings release should be read in conjunction with the company’s statistical tables for the fourth quarter 2023, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss fourth-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2024 and long-term growth aspiration, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•the company’s ability to achieve its 2024 earnings per common share (EPS) outlook and grow EPS in the future consistent with the company’s growth aspiration, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing at high levels in areas that can drive sustainable growth (including its brand, value propositions, customers, colleagues, marketing, technology and coverage), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs as well as the following: macroeconomic conditions, such as recession risks, changes in interest rates, effects of inflation, labor shortages and strikes or higher rates of unemployment, supply chain issues, energy costs and fiscal and monetary policies; geopolitical instability, including the ongoing Ukraine and Israel wars and tensions involving China and the U.S.; the impact of any future contingencies, including, but not limited to, legal costs and settlements, the imposition of fines or monetary penalties, increases in Card Member remediation, investment gains or losses, restructurings, impairments and changes in reserves; issues impacting brand perceptions and the company’s reputation; impacts related to new or renegotiated cobrand and other partner agreements and joint ventures; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants;
•the company’s ability to achieve its 2024 revenue growth outlook and grow revenues net of interest expense in the future consistent with the company’s growth aspiration, which could be impacted by, among other things, the factors identified above and in the subsequent paragraphs, as well as the following: spending volumes and the spending environment not being consistent with expectations, including T&E spend growing slower than expected, further slowing in spend by U.S. small and mid-sized enterprise or U.S. large and global corporate customers, or a general slowdown or increase in volatility in consumer and business spending volumes; changes in foreign currency exchange rates; an inability to address competitive pressures, innovate and expand the company’s products and services, leverage the advantages of the company’s differentiated business model, attract customers across generations and age cohorts, including Millennial and Gen Z, and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global merchant network; the effects of the end of the moratorium on student loan repayments; the impact of the decommissioning of one of the company’s alternative payment solutions; and merchant discount rates changing by a greater or lesser amount than expected;

•net card fees not performing consistently with expectations, which could be impacted by, among other things, a deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher Card Member attrition rates; the pace of Card Member acquisition activity and demand for our fee-based products; and the company’s inability to address competitive pressures, develop attractive premium value propositions and implement its strategy of refreshing card products, enhancing benefits and services and continuing to innovate with respect to its products;
•net interest income, the effects of changes in interest rates and the growth of loans and Card Member receivables outstanding, and the portion of which that is interest bearing, being higher or lower than expectations, which could be impacted by, among other things, the behavior and financial strength of Card Members and their actual spending, borrowing and paydown patterns; the company’s ability to effectively manage risk and enhance Card Member value propositions; changes in benchmark interest rates, including where such changes affect the company’s assets or liabilities differently than expected; changes in capital and credit market conditions and the availability and cost of capital; credit actions, including line size and other adjustments to credit availability; the yield on Card Member loans not remaining consistent with current expectations; the company’s deposit levels or the interest rates it offers on deposits changing from current expectations; and the effectiveness of the company’s strategies to capture a greater share of existing Card Members’ spending and borrowings, and attract new, and retain existing, customers;
•future credit performance, the level of future delinquency, reserve and write-off rates and the amount and timing of future reserve builds and releases, which will depend in part on macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the ability and willingness of Card Members to pay amounts owed to the company; changes in consumer behavior that affect loan and receivable balances (such as paydown and revolve rates); the credit profiles of new customers acquired; the enrollment in, and effectiveness of, financial relief programs and the performance of accounts as they exit from such programs; collections capabilities and recoveries of previously written-off loans and receivables; and governmental actions providing forms of relief with respect to certain loans and fees, and the termination of such actions;
•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by continued changes in macroeconomic conditions and Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories), the redemption of rewards and offers (including travel redemptions) and usage of travel-related benefits; the costs related to reward point redemptions; further enhancements to product benefits to make them attractive to Card Members and prospective customers, potentially in a manner that is not cost effective; new and renegotiated contractual obligations with business partners; and the pace and cost of the expansion of the company’s global lounge collection;
•the actual amount the company spends on marketing in 2024 and beyond and the efficiency of its marketing spending, which will be based in part on continued changes in the macroeconomic and competitive environment and business performance; management’s decisions regarding the timing of spending on marketing and the effectiveness of management’s investment optimization process; management’s identification and assessment of attractive investment opportunities; management’s ability to develop attractive premium value propositions and drive customer demand; the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; and the company’s ability to realize marketing efficiencies and balance expense control and investments in the business;
•the company’s ability to control operating expenses, including relative to future revenue growth, and the actual amount spent on operating expenses in 2024 and beyond, which could be impacted by, among other things, salary and benefit expenses to attract and retain talent; a persistent inflationary environment; the company’s ability to realize operational efficiencies, including through automation; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; the company’s ability to innovate efficient channels of customer interactions and the willingness of Card Members to self-service and address issues through digital channels; restructuring activity; supply chain issues; fraud costs; compliance expenses and consulting, legal and other professional services fees, including as a result of litigation or internal and regulatory reviews; regulatory assessments; the level of M&A activity and related expenses, including the completion of the company’s sale of Accertify; information or cyber security incidents; the payment of fines, penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; the performance of Amex Ventures and other of the company’s investments; impairments of goodwill or other assets; and the impact of changes in foreign currency exchange rates on costs, such as due to the devaluation of foreign currencies;
•the company’s tax rate not remaining consistent with expectations, which could be impacted by, among other things, further changes in tax laws and regulation (or related legislative or regulatory inaction), the company’s geographic mix of income, unfavorable tax audits and other unanticipated tax items;
•changes affecting the company’s plans regarding the return of capital to shareholders, including increasing the level of the dividend, which will depend on factors such as the company’s capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and new rulemakings and guidance from the Federal Reserve and other banking regulators, including changes to regulatory capital requirements, such as final rules resulting from the Basel III rule proposal; results of operations and financial condition; credit ratings and rating agency considerations; required company approvals; and the economic environment and market conditions in any given period;
•changes affecting the expected timing for closing the sale of Accertify, the amount of the potential gain the company recognizes upon the closing and the portion of such gain management determines to reinvest, which will depend on regulatory and other approvals, consultation requirements, the execution of ancillary agreements, the cost and availability of financing for the purchaser to fund the transaction and the potential loss of key customers, vendors and other business partners and management’s decisions regarding future operations, strategies and business initiatives;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, the desirability of the company’s premium card products, competition for new and existing cobrand relationships, competition with respect to new products, services and technologies, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•the company’s ability to grow its leadership in commercial payments and capture future spending growth in this sector, including with respect to small and mid-sized enterprise customers, which will depend in part on competition, the willingness and ability of companies to use credit and charge cards for procurement and other business expenditures as well as use the company’s other products and services for financing needs, perceived or actual difficulties and costs related to setting up card-based B2B payment platforms, the company’s ability to offer attractive value propositions and new products to potential customers, the company’s ability to enhance and expand its payment and lending solutions and build out a multi-product digital ecosystem to integrate its broad product set, which is dependent on the company’s continued investment in capabilities, features, functionalities, platforms and technologies;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt the company’s operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;
•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities or conduct business in certain jurisdictions; require changes to business practices or governance, or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand relationships in the EU; exert further pressure on merchant discount rates and the company’s GNS business; alter the competitive landscape; result in increased costs related to regulatory oversight and compliance, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or monetary penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand; and

•factors beyond the company’s control such as global economic and business conditions, consumer and business spending generally, unemployment rates, geopolitical conditions, including further escalations of ongoing military conflicts, adverse developments affecting third parties, including other financial institutions, merchants or vendors, as well as severe weather conditions, natural disasters, power loss, disruptions in telecommunications, health pandemics, terrorism and other catastrophic events, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances, deposit levels and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2023 and the company’s other reports filed with the Securities and Exchange Commission.